UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15 (d) of the
                        Securities and Exchange Act of 1934



       Date of Report (Date of earliest event reported):  January 22, 2008


                            BOWL AMERICA INCORPORATED
               __________________________________________________
             (Exact name of Registrant as specified in its charter)


   MARYLAND                           1-7829                   54-0646173
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
Incorporation)                                             Identification No.)



           6446 Edsall Road, Alexandria, VA            22312
        (Address of Principal Executive Office)      (Zip Code)

      Registrant's telephone number, including area code: (703) 941-6300

                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
 ____________________________________________________________________________

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 8.01. Other Events

Memo from Leslie H. Goldberg, President, dated January 22, 2008, mailed to security holders of record January 10, 2008.

January 22, 2008

Dear Fellow Owners:

The enclosed third quarter dividend is being paid earlier than usual this year. Today is the 50th anniversary of the opening of the Shirley Tenpin Bowl - Bowl America's first center. We have, therefore, included a $.10 extra dividend as sort of a birthday present from us (it really is our money) to us.

Of equal importance, we have increased our regular quarterly dividend to $.15 per share. If business conditions warrant, this increase will make this year our 37th consecutive year of increased per share dividends. Our corporate objective remains to provide dividends that keep pace with inflation.

We are subject to the same pressures as every retail company. We are hopeful that the techniques we have learned in prior cutbacks in consumer discretionary spending will enable us to continue to deal with the problems that we see today.

HAPPY BIRTHDAY SHIRLEY!


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     BOWL AMERICA INCORPORATED



Date:  January 22, 2008
                                                    Leslie H. Goldberg
                                                    President